23.1          Consent of Independent Auditors

                       Consent of Independent Accountants


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated September 9, 1999, relating to the financial statements of LVPS MicroFacility, Inc. which appears in such Registration Statement.

/s/  McKennon Wilson & Morgan LLP
     McKennon Wilson & Morgan LLP